Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That each of the undersigned hereby authorizes and appoints Charles W. Mueller and/or Gary L. Rainwater and/or Warner L. Baxter and/or Steven R. Sullivan the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned as a Director of Ameren Corporation (the "Company") to a Registration Statement on Form S-3 and any amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933, covering new securities of the Company in various forms, including senior debt securities, subordinated debt securities, trust preferred securities and related guarantees, common stock, stock purchase contracts and stock purchase units, as authorized by the Company's Board of Directors on August 22, 2003, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set their hands 22nd day of August, 2003:

William E. Cornelius, Director	/s/ WILLIAM E. CORNELIUS
Clifford L. Greenwalt, Director	/s/ CLIFFORD L. GREENWALT
Thomas A. Hays, Director	/s/ THOMAS A. HAYS
Richard A. Liddy, Director	/s/ RICHARD A. LIDDY
Gordon R. Lohman, Director	/s/ GORDON R. LOHMAN
Richard A. Lumpkin, Director	/s/ RICHARD A. LUMPKIN
John Peters MacCarthy, Director	/s/ JOHN PETERS MACCARTHY
Paul L. Miller, Jr., Director	/s/ PAUL L. MILLER, JR.
Douglas R. Oberhelman, Director	/s/ DOUGLAS R. OBERHELMAN
Harvey Saligman, Director	/s/ HARVEY SALIGMAN
STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

        On this 22nd day of August, 2003, before me, the undersigned Notary Public in and for said State, personally appeared the above-signed Directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ DEBBY ANZALONE DEBBY ANZALONE Notary Public—Notary Seal STATE OF MISSOURI My Commission Expires: April 18, 2006